AGREEMENT FOR EXCHANGE OF STOCK
                                       AND
                             PLAN OF REORGANIZATION

         THIS AGREEMENT, made this _________ day of September 1997, between INVESTMENT BOOK PUBLISHERS, INC., a publicly traded Nevada Corporation, hereinafter referred to as "IBP" and ACCORD SEMICONDUCTOR EQUIPMENT GROUP, INC., an Arizona Corporation, hereinafter referred to as "SEG."

         1. PLAN OF REORGANIZATION: It is the intention of the parties hereto that all of the issued and outstanding capital stock of SEG be acquired by IBP in exchange for its capital stock, as hereinafter set forth.

         2. IBP CAPITALIZATION: The authorized capital stock of IBP consists of fifty million (50,000,000) shares of common stock, with a par value of one ten-thousandth of a dollar ($.0001) per share and three million (3,000,000) no par preferred stock, of which, as of the date hereof, and as of the closing date, four million nine hundred and fifty thousand (4,950,000) common shares are issued and outstanding and owned of record by stockholders as appears in the records of ________________ of ______________ (Transfer Agent), and no other shares of IBP have been issued or are outstanding.

         On or before fifteen (15) days prior to the closing date as hereinafter set forth, a stockholder list, certified as accurate by the Transfer Agent, shall be furnished to SEG and STOCKHOLDER.

         All issued and outstanding shares of the capital stock of IBP have been duly authorized, validly issued and are fully paid and non-assessable. At the closing date, there will exist no pre-emptive rights on the part of any holder of any class of securities of IBP and no options, warrants, conversions or other rights, agreements or commitments of any kind obligating IBP, or its stockholders, contingently or otherwise, to issue or sell any shares of IBP stock of any class or any securities convertible into or exchangeable for any such shares OTHER THAN WHAT IS COVERED IN PARAGRAPH 9 (B). All issued and outstanding shares shall contain no liens, claims or encumbrances of any kind.

         The shares of IBP are trading in the "over the counter" market and the bid and ask price on the date of this Agreement as quoted by NASD BULLETIN BOARD is $ .125; ask, $.43 bid. It is the representation of IBP that IBP is a publicly-traded company and that all filings required by state and federal agencies have been complied with and are current. This matter is further addressed in Paragraph 7 (1) hereof.

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Agreement for Exchange of Stock and Plan of  Reorganization                  1
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          3. EXCHANGE OF SHARES AND ACQUISITION OF SEG: As set forth above,  IBP capitalization consists of fifty million (50,000,000) shares of common stock and three million (3,000,000) non par preffered stock with four million nine hundred and fifty thousand (4,950,000) common shares issued and outstanding. It is a specific representation by IBP that the officers, directors and shareholders of IBP shall forthwith do such things as are necessary to cause a ten to one (10:
1) reverse stock split, which will result in four hundred ninety five thousand (495,000) new shares being exchanged for the four million nine hundred and fifty thousand (4,950,000) shares presently outstanding. In this connection, the officers and directors will be instructed to do all things necessary to accomplish this end, including, but not limited to the following:

                  (a) adopt appropriate reorganization resolutions in compliance with the Articles of Incorporation and the appropriate Bylaw provisions which will amend the Articles of Incorporation in a manner necessary to accommodate the Plan of Reorganization as set forth herein including a name change to ACCORD ADVANCED TECHNOLOGIES, INC. (if available), and the reverse split of ten to one (10: 1);

                  (b) call for the consent of shareholders, in compliance with all Articles of Incorporation and Bylaw provisions, to present the Plan of Reorganization contemplated herein which will include all necessary authority for the reverse split provisions, including an amendment to the Articles of Incorporation in a form and manner necessary and provide for the acquisition of SEG by the issuance of nine million five hundred thousand (9,500,000) post-rollback (10:1) shares to SEG

                  (c) thereafter provide the Transfer Agent with appropriate notices to be sent to all shareholders and to otherwise ensure that proper notice and information filings be done to comply with any and all state and federal regulatory agencies to ensure the continuity of the publicly tradable share characterization, including but not limited to the maintenance of the original stock issue date and to cause a notice of this action to be communicated to any IBP market maker and published in a securities publication in a manner that will provide due diligence notice to the securities industry as needed.

                  (d) the nine million five hundred thousand (9,500,000) post-rollback (10:1) shares mentioned herein, which shall be issued to STOCKHOLDERS at the closing as hereinafter defined, shall be delivered to STOCKHOLDERS in such denominations as STOCKHOLDERS may instruct, solely in exchange for STOCKHOLDER'S __________ ( ) shares of _____ par stock value in SEG as set forth herein. Such shares shall be issued and certificates delivered in such denomination amount(s) and name(s) as may be requested by STOCKHOLDERS. STOCKHOLDERS represents and warrants that the shares will be held for investment and not for resale, and

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Agreement for Exchange of Stock and Plan of  Reorganization                  2
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         in this connection  STOCKHOLDERS if required will execute an Investment
         Letter prepared by IBP's attorney and made a part hereof. The certificates shall contain the transfer restriction legend prepared by IBP'S attorney.

         4. DELIVERY OF SEG SHARES: On the closing date, STOCKHOLDERS will deliver, at its expense, certificates for the ________ ( ) common shares of no par stock value of SEG duly endorsed with signature(s) guaranteed and, if IBP's counsel requires, document stamps will be affixed thereto so as to make ISP the sole owner thereof, free and clear of all claims and encumbrances. On such closing date, delivery of the duly endorsed nine million five hundred thousand (9,500,000) post-rollback (10: 1) IBP shares on which documentary stamp taxes, if the opinion of counsel requires, WILL have been paid by IBP. Delivery of these shares will be made to STOCKHOLDERS as above set forth.

         5. REPRESENTATIONS OF STOCKHOLDERS: STOCKHOLDERS represent and warrants as follows:

                  (a) At this date and on the closing date, STOCKHOLDERS will be the sole owners of all outstanding shares of SEG. Such shares will be free from claims, liens or other encumbrances and STOCKHOLDERS will have unqualified rights to transfer such shares.

                  (b) The shares constitute validly issued shares of SEG, fully paid and non-assessable. There is attached hereto, marked Exhibit "B" and made a part hereof, a Financial Statement of ACCORD SEMICONDUCTOR EQUIPMENT GROUP, INC. These Financial Statements have been prepared in compliance with and in accordance with generally accepted accounting practices and procedures in the state of Arizona.

                  (c) Since the date of Exhibit "B" there have not been, and prior to the closing date there will not be, any material changes in the financial position of SEG except changes arising in the ordinary course of business. The Financial Statement as above set forth shall reasonably reflect the statement (Exhibit "B") delivered herewith.

                  (d) SEG is not involved in any pending litigation or governmental investigation or proceeding not reflected in such Financial Statement or otherwise disclosed in writing to IBP and to the knowledge of SEG or, STOCKHOLDERS, no litigation or government investigation or proceeding is threatened against SEG.

                  (e) As of the closing date, SEG will be in good corporate standing and a closing document will reflect this status.

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Agreement for Exchange of Stock and Plan of  Reorganization                  3
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         6.  OPINION OF COUNSEL:  At closing,  SEG shall  deliver an  attorney's opinion reflecting that ACCORD SEMICONDUCTOR EQUIPMENT GROUP, Inc. is an Arizona Corporation in good standing and the person executing this document and any
other  document(s)   necessary  to  complete  this  transaction  has  been  duly authorized by the board of directors and STOCKHOLDERS to do so and that such action is taken in compliance with all of the terms and conditions of the Articles of Incorporation and Bylaws of SEG.

         7. REPRESENTATIONS OF IBP: IBP represents and warrants as follows:

                  (a) IBP will deliver to STOCKHOLDERS and SEG an audited statement prepared by ___________________ Certified public accountants.

                  (b) IBP's board of directors will adopt resolutions as set forth in Paragraph Three (3) hereof and will thereafter secure the consent of its shareholders pursuant to the Articles of Incorporation and Bylaws of IBP. In addition to the matters set forth in said Paragraph Three (3) above, a resolution shall be presented ratifying and confirming all actions taken by the officers and directors of IBP in the furtherance of this Agreement.

                  (c) As of the closing date, IBP's shires to be delivered to STOCKHOLDERS will constitute the valid and legally issued shares of IBP, fully and non-assessable, and will be legally equivalent in all respects to the common stock of IBP issued and outstanding as of the date hereof, except as reflected in the reverse split provision.

                  (d) The officers of IBID. are duly authorized to execute this Agreement pursuant to authorization of its shareholders.

                  (e) IBP's Financial Statements are true and complete statements of its financial condition as of those dates. There are no substantial liabilities, either fixed or contingent, not reflected in such Financial Statements and the corporation will have done nothing that will after its financial condition as reflected in such Financial Statements.

                  (f) IBP is not involved in any pending litigation or governmental investigation or proceeding not reflected in such Financial Statement or otherwise disclosed in writing to STOCKHOLDER and SEG and to the knowledge of IBP, no litigation or governmental investigation or proceeding is threatened against IBP.

                  (g) As of the closing date,, IBP will be in good standing as a Nevada corporation and as a closing document, a Certificate of Good Standing will be delivered.

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Agreement for Exchange of Stock and Plan of  Reorganization                  4
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                  (h)  The  shares  of  SEG  are  being  acquired  by  IBP as an investment and there is no present intention on the part of IBP to dispose of such shares.

                  (i) The company attorney representing IBP shall deliver to STOCKHOLDERS and SEG at closing an opinion acceptable to STOCKHOLDERS and SEG that all actions taken by IBP in connection with the Plan of Reorganization, including shareholders approval and ratification and confirmation of such plan; its standing as a publicly-traded company is in good standing (with all filings current); and that all actions taken in connection with complying with the provisions of this Agreement, including but not limited to the Plan of Reorganization, the issuance of the nine million five hundred thousand (9,500,000) post-rollback (10:1) shares to STOCKHOLDERS, the compliance with the Bylaws and Articles of Incorporation in the adoption of the Plan of Reorganization, the amendment to the Articles of Incorporation and any other action taken incidental to this Agreement, have complied with the laws of Nevada, CONFORM TO THE RULES AND REGULATIONS OF THE SECURITIES AND EXCHANGE COMMISSION, and are in compliance with the terms, conditions and provisions of the Articles of Incorporation and the Bylaws of IBP and that the person(s) executing the documents have the legal authority to do so. Copies of all reorganization documents will be available at closing.

         8. CONDITIONS AND CLOSING DATE: The closing date hereof and referred to variously herein shall be a date not later than, _________________ unless extended by written mutual consent of the parties. All representations and covenants herein shall survive the closing. At the closing, STOCKHOLDERS and SEG hereby designate, nominate, constitute and appoint Travis Wilson as agent and attorney-in-fact to accept delivery of the certificate of IBP's stock, to be issued in such manner as said attorney-in-fact may designate, to acknowledge compliance with the closing provisions contained herein, to give a good and sufficient receipt for the same, and in connection' therewith, to make delivery of stock to IBP and to do such other things as may be incidental or necessary in the closing of this transaction. This Power of Attorney shall cease and be of no further force and effect in the event STOCKHOLDERS shall be available at closing.

         9. PROHIBITED ACTS: IBP AND SEG agree not to do any of the following things prior to the closing date and STOCKHOLDERS agrees that prior to the closing date STOCKHOLDERS will not request or permit SEG to do any of the following THINGS:

                  (a) Declare or pay any dividends or other distribution on its stock or purchase or redeem any of its stock.

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Agreement for Exchange of Stock and Plan of  Reorganization                  5
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                  (b) Issue any stock or other  securities,  including any right or option to purchase or otherwise acquire any of its stock or issue any notes or other evidence of indebtedness not in the usual course of business. OTHER THEN IBP ISSUING 1,250,000 POST-ROLLBACK SHARES OF 504D TO A GROUP OF FOREIGN INVESTORS AND 1,200,000 POST-ROLL BACK RESTRICTED UNDER RULE 144 TO COVER CONSULTING FEE.

         10. DELIVERY OF RECORDS: STOCKHOLDERS and SEG agree that on or before the closing date they will cause to be -delivered to IBP such corporate records or other documents as IBP may request. IBP shall deliver to STOCKHOLDERS and SEG a certified shareholder list prepared by the Transfer Agent. The Transfer Agent's certification must reflect any restrictions of any kind or nature placed on the transferability or otherwise with respect to any of the shares of IBP outstanding.

         11. NOTICES: Any notice which any of the parties hereto may desire to serve upon any of the other parties hereto shall be in writing and shall be conclusively deemed to have been received by the party to whom addressed if mailed, postage prepaid, United States certified mail, to the following addresses:

          IBP              6411 South Aver Street
                           Spokane, WA 99223

          SEG              5002 South Ash Avenue
                           Tempe, AZ 85282

         12. CONSTRUCTION: This Agreement shall be construed under the laws of the State of Arizona and any action taken by any party shall be brought in the State of Arizona and the execution hereof confers jurisdiction in Arizona to all of the parties to this Agreement.

         13. BINDING NATURE: This Agreement shall be binding upon and inure to the benefit of the heirs, personal representatives, successors and assigns of the parties.

         14. CONFIDENTIAL: All matters contained in this Agreement are to be held confidential except as is necessary to accomplish the purposes of this Agreement. There shall be no news releases or announcements of any kind until such time as IBP and SEG's counsel advises the. parties that such publication and notice is in compliance with security trading rules generally relating to the contents, execution and culmination of the terms of this Agreement. Provided further that any release of any kind by either party prior to closing must be approved by all parties to this Agreement.

         15. FAX TRANSMISSIONS: Fax transmissions of executed documents with hard copies mailed per this Agreement shall be considered as binding on the parties from the time of such fax transmission.

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Agreement for Exchange of Stock and Plan of  Reorganization                  6
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         16.  MULTIPLE  ORIGINALS:  This Agreement shall be executed in multiple counterparts, each of which shall be deemed duplicate originals as of the date first above written.

         17. EXPENSES: Each party hereto shall pay its own expenses incurred in connection with this Agreement.

         18. BROKERS: The parties certify and agree that there were no brokers involved in this transaction and there are no fees payable to brokers. as a result of this transaction.

         19. NON-ASSIGNABILITY: Each party agrees that it will not assign, sell, transfer, delegate or otherwise dispose of any right or obligation under this Agreement.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

BOOK PUBLISHERS, INC.                  ACCORD SEMICONDUCTOR
                                       EQUIPMENT GROUP, INC

By                                     BY /s/ Travis Wilson
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          PRESIDENT                              PRESIDENT

                                                 STOCKHOLDERS

                                       By /s/ Travis Wilson
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                                       By
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                                       By
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                                       By
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                                       By
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                                       By
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                                       By
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                                       By
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Agreement for Exchange of Stock and Plan of  Reorganization                  7